UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54208	90-0967447
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2390 East Orangewood Avenue, Suite 575

Anaheim, California 92806

(Address of Principal Executive Office) (Zip Code)

(714) 462-4880

(Registrant’s telephone number, including area code)

____________________________________________

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2019, BioCorRx Inc., a Nevada corporation (the “Company”), entered into a Conversion Agreement (the “Conversion Agreement”) with BICX Holding Company LLC, an entity controlled by Alpine Creek Capital Partners (the “Investor”), pursuant to which the parties agreed to the conversion (the “Conversion”) of the Senior Secured Convertible Promissory Note in the principal amount of $4,160,000 (the “Note”), which was issued by the Company to the Investor on June 10, 2016, into 2,227,575 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

In connection with the Conversion Agreement, on October 1, 2019, the Company and the Investor entered into a Lock-Up Agreement (the “Lock-Up Agreement”) pursuant to which the Investor will not sell, or otherwise dispose of the Conversion Shares, during the period commencing on October 1, 2019 and ending six (6) months following the initial closing of the Company’s intended public offering of its securities to raise gross proceeds to the Company of at least $10,000,000 (subject to adjustment in the Company’s sole discretion) (the “Public Offering”). In the event that the Public Offering is terminated or abandoned prior to closing then the lock-up shall expire upon the later of the date which is six (6) months from September 30, 2019 or thirty (30) days from the date of such termination or abandonment.

The Conversion Agreement and the Lock-Up Agreement are dated September 30, 2019, however, the documents were fully executed on October 1, 2019.

Pursuant to the Conversion Agreement, the Investor has agreed that the Total Interest Payment (as defined in the Conversion Agreement) that would have been due under the Note, in the amount of $1,138,156.71, will be reflected on the Company’s financial statements as an amount due and owing to the Investor to be repaid within twelve (12) months of the closing of the Public Offering, or if the Public Offering is terminated or abandoned prior to closing, then on or before such date that is no later than twelve (12) months from the date of such termination or abandonment.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Conversion Agreement and the Lock-Up Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Conversion Agreement and the Lock-Up Agreement, the forms of which are attached as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

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Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Conversion Shares were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction and manner of the offering. The Company did not undertake an offering in which it sold securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investor agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Conversion Agreement, dated September 30, 2019 by and between BioCorRx Inc., and BICX Holding Company LLC
10.2	Lock-Up Agreement, dated September 30, 2019 by and between BioCorRx Inc., and BICX Holding Company LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BioCorRx Inc.

Date: October 4, 2019	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer

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